CERTIFICATE OF MERGER
                               OF
                 MEGA MICRO TECHNOLOGIES GROUP
                      a Nevada corporation
                                   and
                       TOURPRO GOLF, INC.
                      a Nevada corporation



     The undersigned corporations, MEGA MICRO TECHNOLOGIES GROUP, a Nevada corporation ("MMTG"), and TOURPRO GOLF, INC., a Nevada corporation ("TPG"), do hereby certify:

     1. MMTG is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on August 26, 1998.

     2. TPG is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on December 9, 1998.

     3. MMTG and TPG are parties to a Merger Agreement, as amended, pursuant to which TPG will be merged with and into MMTG. Upon completion of the merger MMTG will be the surviving corporation in the merger and TPG will be dissolved. Pursuant to the Merger Agreement the stockholders of TPG will receive stock in MMTG.

     4. The Articles of Incorporation and Bylaws of MMTG as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     5. The complete executed Agreement and Plan of Merger dated as of April 27, 2000, which sets forth the plan of merger providing for the merger of TPG with and into MMTG is on file at the corporate offices of MMTG.

     6. A copy of the Merger Agreement will be furnished by MMTG on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of TPG at a meeting held April 27, 2000.

     8. TPG has 9,800,000 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders of TPG held April 27, 2000 all 9,800,000 shares voted in favor of the merger.

     9. The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a majority of the Board of Directors of MMTG at a meeting held April 27, 2000.

     10. Stockholder approval of the Agreement and Plan of Merger by the Stockholders of MMTG is not required pursuant to NRS 92A.130(1) but at an annual meeting of Stockholders of MMTG held April 6, 2000, the merger was approved by a majority of MMTG Stockholders.

     11. The manner in which the exchange of issued shares of MMTG shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Certificate of Merger this 27th day of April, 2000.


MEGA MICRO TECHNOLOGIES GROUP      TOURPRO GOLF, INC.
a Nevada Corporation                    a Nevada Corporation


By/s/ Thomas Embrogno                          By/s/ Anthony DeMint
    THOMAS EMBROGNO, JR., President              ANTHONY N. DeMINT, President


By/s/ David Steffey                            By/s/ Anthony DeMint
     DAVID STEFFEY, Secretary                    ANTHONY N. DeMINT, Secretary



STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On April 27, 2000 before me, a Notary Public, personally appeared THOMAS EMBROGNO, JR. who is the President of MEGA MICRO TECHNOLOGIES GORUP, and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Jenni Ferrante
                              ________________________________
                              Notary Public

STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On Aptil 27, 2000 before me, a Notary Public, personally appeared DAVID STEFFEY who is the Secretary of MEGA MICRO TECHNOLOGIES GROUP, and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacities and that, by her signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Thomas Embrogno
                              ________________________________
                              Notary Public


STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On April 27, 2000 before me, a Notary Public, personally appeared ANTHONY N. DeMINT who is the President and Secretary of TOURPRO GOLF, INC. and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              Debra Amigone
                              ________________________________
                              Notary Public